UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2007

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2007, Spansion LLC (“Spansion LLC”), the wholly owned operating company subsidiary of Spansion Inc. (the “Company”), issued $550 million aggregate principal amount of Senior Secured Floating Rate Notes due 2013 (the “Notes”). The terms of the Notes are governed by an Indenture (the “Indenture”), dated as of May 18, 2007, by and among the Company, Spansion LLC, Spansion Technology Inc. (“STI” and together with the Company, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). A copy of the Indenture, including the form of the Note, is attached as Exhibit 4.1 to this Report, the terms of which are incorporated herein by reference. The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture. Additional information pertaining to the Notes is contained in Items 2.03 and 8.01 and is incorporated herein by reference.

In connection with the issuance of the Notes, Spansion LLC, the Guarantors and Wells Fargo, National Association, as collateral agent for the holders of the Notes, executed a Pledge and Security Agreement, dated as of May 18, 2007 (the “Security Agreement”). Pursuant to the Security Agreement and subject to exceptions specified therein, the Notes are secured by a first priority lien on all of Spansion LLC’s inventory (excluding returned inventory), equipment and real property and proceeds thereof (excluding receivables or proceeds arising from sales of inventory in the ordinary course of business), presently owned or acquired in the future by Spansion LLC and by each of the current and any future Guarantors. The Notes are also secured by a second-priority lien that is junior to the liens securing Spansion LLC’s Revolving Credit Agreement dated as of September 19, 2005, as amended, on substantially all other real and personal property and proceeds thereof, including receivables or proceeds arising from sales of inventory in the ordinary course of business presently owned or acquired in the future by the Company and by each of the current and any future Guarantors. A copy of the Security Agreement is attached as Exhibit 10.1 to this Report, the terms of which are incorporated herein by reference. The foregoing description of the Security Agreement is qualified in its entirety by reference to the full text of the Security Agreement. The Notes are further secured by certain deeds of trust related to real property owned by Spansion LLC in California and Texas attached as Exhibits 10.2, 10.3 and 10.4 to this Report, the terms of which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On May 18, 2007, Spansion LLC entered into a letter agreement with Bank of America, N.A., as administrative Agent (the “Payoff Letter”), under Spansion LLC’s Senior Secured Term Loan Facility, dated as of November 1, 2006, as amended (the “Term Loan”), which effectively terminated Spansion LLC’s obligations under the Term Loan. Pursuant to the Payoff Letter, Bank of America, N.A. released all liens securing the obligations under the Term Loan. Spansion LLC used a portion of the net proceeds from the issuance and sale of the Notes to repay in full the outstanding obligations under the Term Loan. Additional information pertaining to the payoff of the Term Loan is contained in Item 8.01 and is incorporated herein by reference.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 18, 2007, Spansion LLC issued $550 million aggregate principal amount of Senior Secured Floating Rate Notes due 2013. Interest on the Notes will accrue at a rate per annum, reset quarterly, equal to the 3-month London Interbank Offered Rate plus 3.125%. Interest is payable on March 1, June 1, September 1 and December 1 of each year beginning September 1, 2007 until the maturity date of June 1, 2013.

Holders of the Notes may require Spansion LLC to repurchase the Notes for cash equal to 101% of the aggregate principal amount to be repurchased plus accrued and unpaid interest upon the occurrence of a change of control of Spansion LLC. Beginning June 1, 2008, Spansion LLC may redeem all or any portion of the Notes, at any time or from time to time at redemption prices specified therein. Prior to June 1, 2008, Spansion LLC may redeem up to 35% of the Notes from the proceeds of certain equity offerings at a redemption price of 100%.

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Notes, including:

•	Spansion LLC’s failure to pay when due the principal or premium amount on any of the Notes at maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

•	Spansion LLC’s failure to pay interest on any of the Notes for 30 days after the date when due;

•	Spansion LLC’s or the Guarantors’ failure to comply with certain restrictions on Spansion LLC’s or Guarantors’ ability to merge, consolidate or sell substantially all of its assets;

•	Spansion LLC’s failure to perform or observe any other covenant or agreement in the Notes or in the Indenture for a period of 45 days after receiving notice of such failure;

•

A default by Spansion LLC or any restricted subsidiary (as defined in the Indenture) under any indebtedness that results in acceleration of such indebtedness, or the failure to pay any such indebtedness at maturity, in an aggregate principal amount in excess of $50 million (or its foreign equivalent at the time);

•

If any judgment or judgments for the payment of money in an aggregate amount in excess of $50 million (or its foreign equivalent at the time) is rendered against Spansion LLC, the Guarantors or any significant subsidiary and is not waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect;

•	Certain events of bankruptcy, insolvency or reorganization with respect to Spansion LLC or any significant subsidiary.

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•

If any note guaranty ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its note guaranty, other than in accordance with the terms of the Indenture; or

•

Any lien securing the collateral underlying the Notes at any time ceases to be in full force and effect, and does not constitute a valid and perfected lien on any material portion of the collateral intended to be covered thereby, if such default continues for 30 days after notice.

Item 8.01 Other Events.

On May 18, 2007, Spansion LLC issued $550 million aggregate principal amount of the Senior Secured Floating Rate Notes due 2013 to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended. The net proceeds from this offering, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by Spansion LLC, were approximately $541.8 million. Spansion LLC used approximately $501.2 million to repay in full its Term Loan. The Company expects to use the remaining amount for general corporate purposes, including working capital and capital expenditures.

Additional information pertaining to the Notes is contained in Items 1.01 and 2.03 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Indenture, dated May 18, 2007, by and among Spansion LLC, Spansion Inc., Spansion Technology Inc. and Wells Fargo Bank, National Association, including the form of Senior Secured Floating Rate Note due 2013.

10.1	Pledge and Security Agreement, dated May 18, 2007, by and among Spansion Inc., Spansion LLC, Spansion Technology Inc. and Wells Fargo, National Association.

10.2	Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement (Santa Clara County, California), effective as of May 18, 2007, by Spansion LLC to First American Title Insurance Company, as trustee, for the benefit of Wells Fargo Bank, National Association, as collateral agent.

10.3	Second Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement (Santa Clara County, California), effective as of May 18, 2007, by Spansion LLC to PRLAP, Inc., as Trustee, for the benefit of Bank of America, N.A., as administrative agent.

10.4	Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement (Travis County, Texas), effective as of May 18, 2007, by Spansion LLC to R. J. Dold, as trustee, for the benefit of Wells Fargo Bank, National Association, as collateral agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2007	SPANSION INC.

	By:	/s/ Dario Sacomani
	Name:	Dario Sacomani
	Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated May 18, 2007, by and among Spansion LLC, Spansion Inc., Spansion Technology Inc. and Wells Fargo Bank, National Association, including the form of Senior Secured Floating Rate Note due 2013.

10.1	Pledge and Security Agreement, dated May 18, 2007, by and among Spansion Inc., Spansion LLC, Spansion Technology Inc. and Wells Fargo, National Association.

10.2	Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement (Santa Clara County, California), effective as of May 18, 2007, by Spansion LLC to First American Title Insurance Company, as trustee, for the benefit of Wells Fargo Bank, National Association, as collateral agent.

10.3	Second Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement (Santa Clara County, California), effective as of May 18, 2007, by Spansion LLC to PRLAP, Inc., as Trustee, for the benefit of Bank of America, N.A., as administrative agent.

10.4	Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement (Travis County, Texas), effective as of May 18, 2007, by Spansion LLC to R. J. Dold, as trustee, for the benefit of Wells Fargo Bank, National Association, as collateral agent.